Form C

Cover Page

Name of issuer:

All_ebt Foundation

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 3/21/2019

Physical address of issuer:

3016 E. Colorado Blvd. #5114
Pasadena CA 91107

Website of issuer:

http://www.allebt.org

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

8/15/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$9,869.00	$0.00
Cash & Cash Equivalents:	$3,772.00	$0.00
Accounts Receivable:	$1,350.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

All_ebt Foundation

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Elijah Andres Calderon Morin	CEO & Founder	All_ebt Foundation	2019

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Elijah Andres Calderon Morin	CEO	2019
Elijah Andres Calderon Morin	Clerk	2019
Elijah Andres Calderon Morin	Comptroller	2019
Elijah Andres Calderon Morin	Treasurer	2019
Elijah Andres Calderon Morin	Vice President	2019
Elijah Andres Calderon Morin	President	2019
Elijah Andres Calderon Morin	CFO	2019
Elijah Andres Calderon Morin	Secretary	2019

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Elijah Andres Calderon Morin	8000000.0 Common Stock	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The USDA (United States Department of Agriculture and SNAP (Supplemental Nutrition Assistance Program) are run by the Federal Government and subject to policy changes.

The Company is dependent on Eli Calderon Morin in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if Eli Calderon Morin dies or becomes disabled, the Company will not receive any compensation to assist with such person absence. The loss of such person could negatively affect the Company and its operations.

Government regulation is evolving and unfavorable changes could harm our business. We are subject to general business regulations and laws, as well as regulations and laws specifically governing the Internet, e-commerce, electronic devices, and other services. Existing and future laws and regulations may impede our growth. These regulations and laws may cover taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic device certification, electronic waste, energy consumption, environmental regulation, electronic contracts and other communications, competition, consumer protection, web services, the provision of online payment services, information reporting requirements, unencumbered Internet access to our services, the design and operation of websites, the characteristics and quality of products and services, and the commercial operation of unmanned aircraft systems. It is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet, e-commerce, digital content, and web services. Jurisdictions may regulate consumer-to-consumer online businesses, including certain aspects of our seller programs. Unfavorable regulations and laws could diminish the demand for our products and services and increase our cost of doing business.

The company may pursue public benefit and stakeholder interests that are adverse to the interests of holders of company securities.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 60% toward growth including organic and paid user acquisition, 20% towards hiring, 15% operations, 5% toward Wefunder fee

---

If we raise: **$107,000**

Use of Proceeds: 60% toward growth including organic and paid user acquisition, 20% towards hiring, 15% operations, 5% toward Wefunder fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

(i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors, or
(ii) if the valuation for the company is more than **$2 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

(iii) for investors up to the first **$25,000** of the securities, investors will receive a valuation cap of **$1,700,000.**

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to
the Valuation Cap will also receive dividend rights.

No Voting Rights.
Investors will have no voting rights.
Instead,
the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Major Investor Threshold
Definition: A major investor is one who invests a minimum of $25,000.00 and are "accredited investors" as defined by Rule 501 of Regulation D (17 C.F.R. §230.501(a)).

Execution. Investors who invest less than $25,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.

If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of common stock equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock.
If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases.
If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and (iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	8,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Investors in the SAFE, if it converts, will receive preferred stock. Preferred stock has liquidation preferences but no voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

<u>Transactions with related parties.</u> The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

All_ebt is a virtual card for Food Stamps. We empower underbanked and low-income communities by giving people on Food Stamps the freedom to shop online. All_ebt is also an on-ramp for the mass consumer adoption of Stellar, Litecoin, & EOS.

We believe that access to healthy food and basic financial services are a human right. By solving real-world problems, such as the inability to use Food Stamps online and the friction around EBT cash, All_ebt is building a better foundation to help run society. Our mission is to build technology that creates the conditions for prosperity for all.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

All_ebt Foundation was incorporated in the State of Delaware in March 2019. The founder Eli Calderon Morin had previously started a company, ALL EBT CORPORATION, a Puerto Rican Corporation in August 2018. When All_ebt Foundation was formed, all assets and liabilities were transferred from ALL EBT CORPORATION to All_ebt Foundation. ALL EBT CORPORATION, while not operating, has not been dissolved for the purposes of collecting grants. Some of the milestones below reflect accomplishments from ALL EBT CORPORATION, all proceeds from this offering will be used for the operations of All_ebt Foundation.

Since then, we have:

- Y Combinator hackathon winners
- Start-up experience and multiple exits. Google, Amazon, Alibaba exited start-ups
- Traction: Successful alpha launched with users in all 50 states + Puerto Rico.
- Operations: National distribution with regional pop-up locations in Los Angeles, Puerto Rico, and North Carolina. First online EBT Food & Cash App solution to reach users in all 50 states.
- Team: Google, Amazon, and Alibaba exited start-ups.
- Market: 22% of the US population on Food Stamps ($128 Billion yearly in the US).

Historical Results of Operations

Our company was organized in March 2019 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended March 21, 2019, the Company had revenues of $0.
- *Assets.* As of March 21, 2019, the Company had total assets of $9,869, including $3,772 in cash.
- *Net Income.* The Company has had net income of $0 for 2019.
- *Liabilities.* The Company's liabilities totaled $0 for 2019.

Liquidity & Capital Resources

To-date, the company has been financed with $25,000 in equity free grants.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 25 months.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

All_ebt Foundation cash in hand is $3,772, as of March 2019. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Our intent is to be profitable in 18 months. With an estimated average top-line revenue of $413 per user. At our projected growth, which is expected but cannot be guaranteed, in Q2 2019 of 10,000 users, we would see monthly recurring revenue of $120,000 and a burn rate of $8,000. We plan to have a small monthly burn rate which is why we see profitability on the horizon.

While it cannot be guaranteed, All_ebt Foundation has $50-80k committed from angel investors and is hoping for a Y Combinator acceptance or TechStars injection of $150k in Q2 2019.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Elijah Andres Calderon Morin, certify that:

(1) the financial statements of All_ebt Foundation included in this Form are true and complete in all material respects ; and

(2) the tax return information of All_ebt Foundation included in this Form reflects accurately the information reported on the tax return for All_ebt Foundation filed for the fiscal year ended 2018.

Elijah Andres Calderón Morin
CEO & Founder

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.allebt.org//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Elijah Andres Calderon Morin

Appendix E: Supporting Documents



INVEST IN ALL_EBT

maximum target met

$0
raised of $0 maximum target from 0 investors

YC Hackathon Winners. EBT Cash App. Virtual Card for Food Stamps Online

We give people on Food Stamps the freedom to shop online. All_ebt is a virtual card for Food Stamps



Eli Calderon Morin
CEO & Co-Founder
Y Combinator Hackathon Winner. Google, Amazon, and Alibaba acquired startups


Y
Heavenly

$ 100 min

REMIND ME

What you are investing in

Future Equity Agreement

~~$2M~~ **$1.7M** valuation cap

First $25K will invest in a SAFE with a $1.7M valuation cap.

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $1.7M in the future.

Earning a return

Learn more about SAFEs

Investor perks

$250+
Website Mention (with your consent)

$500+
Digital Thank You + Website Mention (with your consent)

Why you may want to invest

1. Y Combinator hackathon winners
2. Beat top engineering teams from Instagram, Airbnb, & SpaceX for a winning YC Hackathon spot
3. Traction: Successful alpha launched with users in all 50 states + Puerto Rico.
4. Operations: First nationwide online EBT Food Stamp & EBT Cash App solution.
5. Market: 22% of the US population on Food Stamps ($128 Billion spent yearly in the US).
6. Team: Startup experience & Multiple exits. Google, Amazon, & Alibaba exited start-ups

Our Ambition

We believe that access to healthy food and basic financial services are a human right. Our moon shoot is that All_ebt will become a major on-ramp for the mass consumer adoption of Stellar, Litecoin, & EOS. By solving real-world problems, such as the inability to use Food Stamps online and the friction around EBT cash, All_ebt is building a better foundation to help run society. Our mission is to build technology that creates the conditions for prosperity for all.

All_ebt_-_One_Pager__3_.pdf

All_ebt_Food_Stamps___Investor_deck__v1.pdf

https://allebt.org

Los Angeles, Los Angeles

$2,500+
Lunch with Founders + Digital Thank You + Website Mention (with your consent)

$5,000+
Invitation to VIP dinner + Digital Thank You + Website Mention (with your consent)

$25,000+
Meet the Team + Invitation to VIP dinner + Digital Thank You + Website Mention (with your consent)

$50,000+
Paid Flight Out to Meet the Team (up to $800) + Invitation to VIP dinner + Digital Thank You + Website Mention (with your consent)

see less

main_street y_combinator

Why I Like All_ebt

Excited to be a part of the team. Addressing the issue of hunger in America has been my life's work, so I am hopeful that I can support the work that you all are trying to accomplish in a meaningful way.



Jordan Vernoy - Vice President, National Programs Feeding America

THE BUZZ ABOUT ALL_EBT

Unique, impactful idea with a visionary founder! All_ebt's solution offers greater access and dignity at a critical moment of a person and family's life while engaging a massive untapped market of online commerce. Get involved in All_ebt's continued growth!



Neetal Parekh
Founder of Innov8social

Eli is using this revolutionary technology to make the lives of real people better.



Jason Rigden
Host of Podcast "Talking Cryptocurrency"

Very important and necessary. So many on assistance are disabled or in areas that make shopping difficult. Crazy that there is nothing in place like this, yet.



Angel
Customer

I'd like to buy groceries online through Amazon, specifically Amazon Prime Now and Amazon Prime Pantry. Finding a way for ebt recipients to pay retailers with systems already in place? Genius. I'm looking forward to using the service.



Billy
Customer

Hi! I think what you're doing with All_ebt is so fantastic and is such a desperately needed service! People need this now! So great work!



Stephanie
Customer

October 2018 Hackathon Recap

Last weekend we hosted a hackathon for 250 people who made over 80 projects. We were joined by judges Michael Seibel, Kat Manalac, Kevin Hale, Steven Pham, Ryan Petersen, Diana Hu, Christina Cacioppo, and Tejas Viswanath.
April 8, 2019 @ blog.ycombinator.com

Block.one's EOS Global Hackathon Grand Finale Week Kicks Off in Cape Town | Block.one

Top prize of US$500,000 to be awarded to winner 19 finalists from across the globe to compete Three African teams among finalists Cape Town, 3 December, 2018 - Block.one, publisher of the ground-breaking EOSIO blockchain protocol, kicked off
December 29, 2018 @ block.one

Team NouGit Wins Top Award at Block.one's Largest-Ever EOS Global Hackathon Event in San Francisco | Block.one

NouGit is a project that incentivizes Git repositories Winning teams take home combined $144,000 in prizes awarded by EOS VC Social impact prize awarded to EOS_ebt Food Stamps San Francisco, November 11, 2018 - Block.one, publisher of the
December 29, 2018 @ block.one

WeAreLATech LA Startups Podcast

Listen to WeAreLATech LA Startups Podcast episodes free, on demand. WeAreLATech is the 1st Podcast Focused on LA Startups. Hosted by TechZulu's Espree Devora. We are a family. Created by LA Tech for LA Tech.
November 16, 2018 @ stitcher.com

This Startup Lets Users Spend Food Stamps at Amazon Fresh and Instacart - Hypepotamus

Across the United States, 22 percent of food-insecure households fall under the Supplemental Nutrition Assistance Program (SNAP) - what we used to call food stamps - totaling $126 billion in food assistance per year. However, the spending
August 6, 2018 @ hypepotamus.com

All_ebt to Open Second Pop-Up Store, Has Amazon Go-Like Ambitions

All_ebt, the Los Angeles startup that helps people on food stamps purchase groceries and other approved goods online, is going bi-coastal and adding a second pop-up store in Charlotte, NC this summer. These pop-up stores are small, temporary and
May 5, 2018 @ thespoon.tech

All_ebt Enables Online Grocery Purchases for those on Food Stamps

The new Amazon Go here in Seattle generated a lot of buzz when it opened last month. And while the store is a miracle of technology, it's yet another venue where people on the Supplemental Nutrition Assistance Program (SNAP), also known as

February 8, 2018 @ thespoon.tech

Note

The founder Eli Calderon Morin had previously started a company, ALL EBT CORPORATION, which All_ebt Foundation absorbed all assets and liabilities of. While some milestones above and below reflect accomplishments from ALL EBT CORPORATION, all proceeds from this offering will be used for the operations of All_ebt Foundation.

Food Stamps Can't Be Used Online

We've heard it said that the ability to order groceries online is akin to the invention of the household washer and dryer, considered the most time saving innovation of the 20th century. Whether or not ordering groceries online has quite the same impact is unknown as of yet, but we can all admit that shopping online for groceries can save hours each week. At All_ebt, we'd like to level the playing field by make this efficiency and ease available those on food stamps - aka: 22% of the American population.







Y Combinator Hackathon Winners

We are passionate about helping underserved communities! We grew up on Food Stamps ourselves and understand the problems people face, we believe that access to healthy food and basic financial services are a human right. All_ebt will be a democratizing force in the world helping create a fairer and more transparent financial system. From our launch at the YC hackathon to users in all 50 states, this year we have hit a lot of milestones we are proud of and they give us even more confidence to keep on moving forward.

FB Winners

Facebook F8 hackathon winners

Gov. Grant

$20k equity free grant from Puerto Rico

YC Winners

Y Combinator hackathon winners

Stripe

We got a major partnership with Stripe to issue Visa cards

All_ebt Lets Anyone Order Groceries Online

$128 billion dollars get processed through food stamps each year - we're bringing some of that money into online transactions. We aggregate EBT approved items into one platform, from Wal-Mart to Costco, the 22% of America that uses food stamps can now shop online for healthy food and care essentials.


All_ebt
Shop online with Food Stamps
VISA

Use of Funds

We are raising money to continue development and hope to implement our platform across the country.

Timeline

Launched out of the Y Combinator fall hackathon in late 2018. All_ebt was announced as one of the winning teams! Beating out top engineering talent from companies like Instagram, AirBnB, and SpaceX for a winning spot. Starting the new year All_ebt user growth has grown quickly with users in all 50 US states. In addition to user growth we recruited an advisor from FeedingAmerica.org and additional engineering talent to the team. We are passionate about helping Americans around the country and are excited to grow!

January 2018
All_Ebt is born
Formation and Incorporation

May 2018
Queen City FinTech Accelerator
Incubated the idea and got 25K in funding

July 2018
Angel Investment
We got 25K to keep growing.

September 2018
Parallel 8
40K grant and we moved to Peurto Rico

October 2018
Stripe Partnership
We signed an agreement with Stripe for issuing cards

Meet the Founders



Eli Calderon Morin
CEO & Co-Founder

Y Combinator Hackathon Winner. Google, Amazon, and Alibaba acquired startups



Luis Diaz
CTO & Co-Founder

Y Combinator Hackathon Winner. Evertec Engineer (Payment Processor for Food Stamps in Puerto Rico)

AND THE REST OF THE TEAM



Jorday Vernoy

Advisor

Vice President, National Programs - FeedingAmerica.org



Chhavi Singal

Engineering (contractor)

Y Combinator Hackathon participant. University of California Santa Cruz - BS, Computer Science



Zhexi Chen (contractor)

Engineering

UCLA Mathematics of Computation & Business Economics



Jiren Wang (contractor)

Business Development

UCLA - BS, Economics



Manny Salom

Engineering (contractor)

Full-Stack Software Engineer



Peter Liao

Engineering (contractor)

University of Waterloo Bachelor of Mathematics



Neetal Parekh

Advisor

Social entrepreneurship and social impact.



Tinkai Sen (contractor)

Operations

Experienced Operations & HR with a demonstrated history of working in the startup industry.



Giancarlo Mena

Growth Hacker, Designer (contractor)

Building systems that acquire more leads, generate more customers, and improve margins

Interview

– COLLAPSE ALL

WF: What is All_ebt? ^

All_ebt is a virtual card for food stamps. We help people that are on food stamps shop online.

WF: How does the technology work? ^

A: Food stamps are stuck in the Stone Ages. In some states, they still use paper coupons. One of the problems with food stamps is that they don't work online. So users are isolated from the whole digital economy. There's a big stereotype that people who are on food stamps don't use technology, but that's actually not the case. A program run by the Federal Communications Commission (FCC) gives everybody that's on food stamps a free smartphone. All_ebt uses modern day mobile payment technology (Stripe Issuing) combined with a mobile app to allow recipients to use their food stamps online within the restricted uses.

WF: Why did you create this company? ^

A: After working for Mobile Technology, Computer Vision, and Speech Recognition startups that were acquired by Google, Amazon, and Alibaba, I realized that Silicon Valley was not going to use technology to solve the day to day problems of low-income Americans, people of color or the predominantly Hispanic community I grew up in.

As I worked in tech I noticed that like Amazon Fresh, Instacart, DoorDash, Postmates, and Uber Eats, were gaining traction and changing the way people shopped. And after reconnecting with my local community I realized that people on Food Stamps are completely redlined out of the digital economy. They cannot shop online. Nowhere online. I thought it was ridiculous that just because you were low-income you could not participate in the digital economy like the rest of America. 22% of the American population had been blocked out, women, children, veterans, students, the elderly, the working poor. This realization hit home for me because I grew up on food stamps and I remembered the struggles my parents had just making end's meet. My co-founder also grew up on Food Stamps, he's from Puerto Rico, and he and his family also struggled. A lot of other people in Puerto Rico also struggle, 45% of the Puerto Rican population live on food stamps, and that's a really huge number. And in the mainland U.S. 22% of the population live on food stamps. Combined, the U.S. and Puerto Rico process about $128 billion each year on food stamps. None of that money is able to be spent online. We saw that Silicon Valley wasn't building the technology to help these people shop online, a lot of the companies have just ignored this underserved market. We don't think they've done that negligently or maliciously. It's just they didn't have the background that my co-founder and I have. We're Hispanic and we grew up on food stamps, and now we're working in tech, so we saw this problem clearly. Having lived in the Silicon Valley I started using Instacart and realized that people back in my home town couldn't use that sort of thing. They're on food stamps. There are a couple of different programs for food stamps. One of them is called EBT (Electronic Benefits Transfer) it is a stone age type of debit card that does not work online and only at limited physical locations. Then, there's another program called WIC (Women, Infants, and Children). That program still issues paper checks. So recipients have to take the checks to the supermarket, and there is a list of items that they are allowed to buy. You have to buy all the items at one time, or else you don't get the full value of the check. So, it's kind of cumbersome to carry three gallons of milk and two dozen eggs and a bunch of other stuff and then paper checks. Basically, we said, "This problem is not going away. None of the incumbents are building the solutions fast enough," so we decided to build the solution our selves (All_ebt).

WF: What milestones have you been able to accomplish since you started the company? ^

Y Combinator announced us as one of the winners of their Fall Hackathon. We beat down top engineering teams from Instagram, Airbnb, and SpaceX for a winning spot. Since the hackathon we recruited an executive from FeedingAmerica.org to advise the company, secured pre-seed funding, and now have users in all 50 states + Puerto Rico.

WF: Who else is on the team? ^

We have a team of 10 people onboard. Mostly engineers. One of the interesting things about the All_ebt is that all of our Engineers have applied and or been on food stamps before. Because we are a user first company everyone on the team must see the problem from the users perspective. An unusual requirement before joining the team is that you actually have to apply for food stamps at your local Department of Social Services office (even if you won't qualify). We want all of our team to really understand the user's problems.

WF: Does putting it online change anything about what people can actually buy, or does it make it easier? ^

No. We strictly adhere to all the restrictions and policies that are currently in place with the offline Food Stamp programs at the national level. That means no alcohol / no tobacco and adhering to a list of other prohibited items.

WF: What does your customer base look like? ^

Our customers are coming from all over the U.S. because we're using Facebook Messenger as one of the communication platforms for the community. Also, because we won the Facebook hackathon for the Facebook Messenger bot that we created there, we got a big boost. So, we have users from Alaska to Pennsylvania to Arizona to all the different metro areas across the U.S. The user base is growing completely organically right now. The customer base is pretty wide. People on food stamps range from women with children to students in grad school that aren't working. We also see a lot of veterans signing up for the program. Actually, 7% of the veteran population live on food stamps. In addition to that, there are a lot of people with disabilities that have transportation problems. Those are four different categories right there. What we're trying to focus on is people that have access to a mobile phone and know how to login via Facebook. That's our generic funnel. Because it's such a wide audience, I think there are a lot of misconceptions out there about who's on food stamps. They're all different types of people who are in need, whether it's temporary or long-term. All races. All types of people. There are a lot of people with transportation issues and disabilities that use the technology.

WF: Can you walk me through how the user would set this up? ^

Yes. You apply for food stamps at your local Department of Social Services. We don't help with that part. You go to their office and fill out all of their paperwork regarding your economic status, and if you qualify for food stamps, they will give you an EBT card, which is a physical, plastic card. Once you have that card, you're going to take a photo of the card using the Messenger bot. You would go to the website, click on the link for the Messenger bot, or you would open up Messenger and search for All EBT. You would get to the Messenger bot. You send us a photo of the card. Then, we validate your account, making sure that that you're the person who's on the card. We do full KYC on the customer, and then we issue a Visa virtual card for that person. Then, the user can use that VISA card to start shopping online for approved items.

WF: In a perfect world, how is the All EBT tech perfectly set up to capture this market? ^

We are built on secure banking grade VISA api's

WF: Who are your competitors and why are you going to beat them?

The real competitors are companies like Costco and Walmart.com. They have the capital and the resources to actually build this technology, but they just haven't done it. We're always keeping track of what they're up to. In terms of people or companies that look kind of like us, there's actually only one other company in the whole space, and it's a company by the name of JoinPropel, they have a product called Fresh EBT, and they actually just closed their series A round for $12.5 million from Andresen Horwitz. We think this investment really helps validate the market opportunity here for us. One of the differentiators between us and them is they're not focusing on the e-commerce angle like we are. They're actually focusing more on access to food shelters and how to increase the people on food stamps and help them find jobs or other types of services, and they have an advertising model. Those are things where we have a different approach on.

WF: What is the benefit of being in Puerto Rico?

Puerto Rico just had a really big disaster. They had a hurricane, and what it actually did is it showed a lot of the vulnerabilities of the food system in Puerto Rico. When the electricity went out, nobody could buy any food, and it was a huge problem because everybody had to use cash to make transactions. The food stamp system wasn't ready to accommodate any type of offline transactions, so the government there is really open to innovation. The secretary of the Department of Familia is open to actually piloting our program. That's one of the reasons we decided to make the commitment to go to Puerto Rico. Also, pretty much everybody there is mobile first. We see the potential for very high user growth in Puerto Rico.

WF: How do you make money now and how will that develop?

Right now, there's a transaction fee once we issue the virtual card, and we can charge either the user or the merchant 2.9% and above. We have the ability to charge a fee for every transaction from the virtual card. That's one of the models, and the users are willing to pay for it. We've already seen this. They want the services so bad that they actually would pay quite a lot of money just to have the freedom to shop online. However, we don't want to price gouge the consumer, so one of the longer-term business models is having the merchant pay some type of interchange fee between the credit card and their processing so that the user doesn't even have to pay for the service. We basically want to get things to scale and then have the merchants pay for these users to come to their stores. I think the merchants will be willing to pay for this. That's the biggest bet here. And I think because it is a company that has a social impact, we see the potential. Once we have critical mass with all these people using our system, there are a lot of possibilities to offer other financial services to low-income Americans, and basically what we become is a bank for the unbanked, or we can think about it as becoming an on-ramp for consumer crypto. We don't know how that's going to play out, but we know that the users are going to be there, and those users need financial services of all different types. That's the way we see the future going, but we want to make sure we stick to our mission of not price gouging the consumers. Another possible business model is a potential pilot program with companies like Instacart or Shipt. These haven't launched yet, but just from the early talks, they want to see how they can get their users to donate free meals to our users. In that model, an Instacart customer could make a donation to somebody who's on food stamps. They would be able to do that through the All_ebt platform. It really is preliminary but we see the potentially technology can play here to help people in need.

WF: What are the stereotypes out there about people who are on food stamps?

That they're wasteful, that they don't know how to use phones, that they're homeless, that they're disabled... all sorts or negative stereotypes. But the truth is they are the 99% and basically they are your friends and neighbors that happen to be in between jobs, or maybe they're a veteran, or maybe a young mother. or a family struggling to make ends meet. These are real people, just like you and me. They are people from all over the United States, all 50 States +Puerto Rico

WF: How do you attract customers in a way that you get them to trust you?

We are completely blessed that people from day one have trusted us. They actually send their EBT cards. They send all of their information. The reason I believe is because there's literally no other option for them. When they do a Google search for EBT online or food stamps online, we're the first people that pop up. To tie it back to growth and marketing, some of the use of the funds would be used to increase search engine optimization and further developing the marketing platform so that we are basically owning the category. Right now, we own the category organically. We want to make sure we own it long term.

WF: What have been your largest challenges so far, and what have you done to overcome those?

One of the challenges is to share the story in the right light. Once you say, "shopping online," people automatically think we're letting people buy TVs. That's not the case, our platform is highly regulated and adheres to all state and federal restrictions. We believe that access to healthy food and basic financial services are a human right. We want to be a democratizing force in the world helping create a fairer and more transparent financial system.

WF: What is appealing to you about crowdfunding?

Crowdfunding provides a platform for potential investors within my network to come on board. We also want to get the community on board to invest in building this with us.

WF: What keeps you up at night?

I think timing is important. We want to get to market as fast as possible. A lot of people haven't identified this market yet. We are solving a problem that puts food on people tables. We are building something people want and they want it now!

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RISKS

1 The USDA (United States Department of Agriculture and SNAP (Supplemental Nutrition Assistance Program) are run by the Federal Government and subject to policy changes.

2 The Company is dependent on Eli Calderon Morin in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if Eli Calderon Morin dies or becomes disabled, the Company will not

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

All_ebt is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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